Exhibit 32.1

HERITAGE OAKS BANCORP

Quarterly Report on Form 10QSB
for the Quarter ended June 30, 2003

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Executive Officer of Heritage Oaks Bancorp (the “Company”), hereby certify that (i) the Quarterly Report on Form 10QSB for the quarter ended June 30, 2003, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 25, 2003	/s/ Lawrence P. Ward
Lawrence P. Ward,
President and Chief Executive Officer